EXHIBIT 4.05(a)

                      COMMERCIAL REVOLVING LOAN, TERM LOAN
                             AND SECURITY AGREEMENT

                                      WITH

                         MARINE MANAGEMENT SYSTEMS, INC.


     The Commercial Revolving Loan, Term Loan and Security Agreement dated as of June 4, 1993 by and between MARINE MANAGEMENT SYSTEMS, INC., an Ohio corporation authorized to do business in the State of Connecticut, having an address of 102 Hamilton Avenue, Stamford, Connecticut 06902 (hereinafter "Company"), and PEOPLE'S BANK, a Connecticut Banking corporation with an address at 350 Bedford Street, Stamford, Connecticut 06901 referred to herein as (the "Bank").


                                    ARTICLE I

     WHEREAS, the Company has requested the Bank to make a Revolving Loan in the amount of $150,000.00 (the "Revolving Loan"), and a term loan in the amount of $450,000.00 (the "Term Loan") to the Company; and

     WHEREAS, the Bank has agreed to make the Revolving Loan and the Term Loan to the Company subject to the condition precedent, among others, that the Company enter into this Agreement.

     NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, receipt of which is hereby acknowledged, the Company and the Bank do each hereby respectively covenant and agree with and represent to each other as follows:

     Section 1.01. Accounting Terms; Definitions. Unless otherwise defined, all accounting terms shall be construed, and all computations or classifications of assets and liabilities and of income and expenses shall be made or determined, on a consolidated basis in accordance with generally accepted accounting principles as consistently applied. As used herein, in the Notes, or in any certificate, document or report delivered pursuant to this Agreement or any other Financing Agreement, the following terms shall have the following meanings:

          (a) "Acceptable Receivables" means a Receivable or Receivables due not



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     more than ninety (90) days from the date set forth on the original  invoice evidencing such Receivable, arising from the performance of services by the Company in the ordinary Course of its business, which conforms to the warranties set forth in Section 6.01 hereof, and which:



               (i) is a Receivable upon which the Company's right to receive payment is absolute and not contingent upon the fulfillment of any condition whatsoever;

               (ii) does not arise from a Provision of Services to an affiliate, parent, or subsidiary of the Company;

               (iii) does not arise from the exchange or barter of any services;

               (iv) does not arise from a contract containing a prohibition against assigning or granting a security interest therein;

               (v) is not a Receivable of a Receivable Debtor which has suspended business, made a general assignment for the benefit of creditors, committed any act of insolvency, filed or have had filed against it any petition against the Receivable Debtor under any bankruptcy law or any law or laws for the relief of debtors;

               (vi) is not the Receivable of a Receivable Debtor which shall have objected, in any material respect, to the quality or quantity of the services of the Company, or shall have rejected, or refused to accept such services; and

               (vii) is not a Receivable which is, in the Bank's reasonable judgment, the Receivable of a Receivable Debtor which is an undue credit risk or otherwise unacceptable to the Bank in its sole discretion.

          (b) "Agreement" shall mean this Commercial Revolving Loan, Term Loan and Security Agreement as the same may from time to time be amended, supplemented or otherwise modified.

          (c)  "Bank"  shall  mean   People's   Bank,  a   Connecticut   banking
     corporation.


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          (d)  "Borrowing  Base" means an amount equal to the lesser of: (i) ONE
     HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($150,000.00), or (ii) Seventy percent (70%) of the net balance due on Acceptable Receivables.

          (e) "Business Day" shall mean any day other than a day on which commercial banks in Connecticut are required or permitted by law to close.

          (f)  "Collateral"  means the  property  of the  Company  described  in
     Section 9.01 hereof.

          (g) "Dollar" and the sign "$" shall mean lawful money of the United States of America.

          (h) "Event of  Default"  shall have the  meaning  assigned  in Section
     10.01 hereof.

          (i) "Financing Agreement" or "Financing Agreements" shall mean this Agreement, the Notes, the Guaranties, the Guarantor Mortgages and any other agreements or documents executed in connection herewith or related hereto, together with any amendments, supplements or modifications hereto or thereto.

          (j) "Fixed Assets" means equipment and other assets of the Company which, by generally accepted accounting principles must be treated as fixed assets in financial statements of the Company.

          (k)  "Guarantor"  shall have the  definition  assigned in Section 7.01
     (f).

          (l) "Guaranty" shall have the definition assigned in "Section 7.01 (f) hereof.

          (m) "Inventory" shall have the definition assigned in Section 9.01 (e) hereof.

          (n) "Loan" shall mean either the Revolving Loan or the Term Loan, and "Loans" shall mean the Revolving Loan and the Term Loan.

          (o)  "Mortgage" or "Mortgages"  shall have the definition  assigned in
     Section 7.01 (g) hereof.

          (p) "Note" shall mean the Revolving Loan Note or the Term Note, and "Notes" shall mean the Revolving Loan Note and the Term Note.


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          (q) "Obligations"  means and includes all loans,  advances,  interest, indebtedness, liabilities, obligations, guaranties, covenants and duties at any time owing by the Company to the Bank of every kind and description, whether or not evidenced by any note or other instrument, whether or not for the payment of money, whether direct or indirect, absolute or contingent,  due or to become  due,  now  existing  or  hereafter  arising,
     including,   but  not  limited  to,  the   indebtedness,   liabilities  and
     obligations   arising  under  this   Agreement  and  the  other   Financing
     Agreements, and all reasonable costs, expenses, fees, charges, expenses and attorneys', paralegals' and professional fees incurred in connection with any of the foregoing, or in any way connected with, involving or related to the preservation, enforcement, protection or defense of this Agreement, the Notes, the other Financing Agreements, any related agreement, document or instrument, the Collateral and the rights and remedies hereunder or thereunder.



          (r) "Prime Rate" shall mean the interest rate announced by the Bank from time to time as its Prime Rate. The Prime Rate may not necessarily be the Bank's lowest or most favorable rate.

          (s) "Receivables" shall have the meaning assigned in section 9.01 (a) hereof.

          (t) "Receivable  Debtor" and "Receivable  Debtors" means the person or
     entity  or  persons  or  entities   obligated   to  the  Company  upon  the
     Receivables.

          (u) "Revolving  Loan" shall have the meaning  assigned in Section 2.01
     (a) hereof.

          (v) "Revolving Loan Account" and "Revolving Loan Accounts" shall have the meanings assigned in Section 2.03 hereof.

          (w) "Revolving  Loan Note" shall have the meaning  assigned in section
     2.03 hereof.

          (x) "Term Loan" and "Term  Note"  shall have the  meaning  assigned in section 3.01 hereof.


                                   ARTICLE II


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                                 REVOLVING LOANS

     Section 2.01. Amounts.

          (a) Subject to the terms and conditions contained in this Agreement, the Bank agrees to make loans (the "Revolving Loans" and, individually a "Revolving Loan") to the Company from time to time until demand has been made by the Bank or until terminated as provided in Section 14.01(a) hereof in principal amounts not exceeding at any one time outstanding the Borrowing Base, it being agreed and understood that at no time shall the maximum aggregate principal amount of the Revolving Loans made by the Bank exceed the Borrowing Base.

     Section 2.02. ALL OBLIGATIONS OF THE COMPANY ARISING UNDER THE REVOLVING LOANS SHALL BE PAID BY THE COMPANY IN FULL UPON DEMAND BY THE BANK, NOTWITHSTANDING THE BANK'S RIGHTS UPON THE OCCURRENCE OF AN EVENT OF DEFAULT AS SET FORTH BELOW AND WHETHER OR NOT SUCH EVENT OF DEFAULT HAS OCCURRED.

     Section 2.03. Procedure for Advances, Notices of Borrowing, Notes, Etc. Within the limits of the Borrowing Base and subject to the terms and conditions contained in Section 7.02, so long as demand has not been made by the Bank and the Company is in compliance with all of the terms and conditions of this Agreement and no Event of Default has occurred and no condition exists which would constitute an Event of Default but for the giving of notice or passage of time, or both, the Company may borrow, repay and re-borrow Revolving Loans. Requests for Revolving Loan advances may be made in compliance with the Bank's existing cash management procedures. The Revolving Loan shall be evidenced by a promissory note payable to the Bank substantially in the form of, and in the amount of, $150,000.00, as set forth in Exhibit A attached hereto ("Revolving Note"). Insofar as the Company may request and the Bank shall make Revolving Loans hereunder, the Bank shall enter such advances as debits on a revolving loan account maintained by the Company with the Bank ("Revolving Loan Account"). The Bank shall also record in its Revolving Loan Account, in accordance with customary accounting procedures, all other charges, expenses and other liens properly chargeable to the Company; all payments made by the Company on account of indebtedness evidenced by the Revolving Loan Account; all proceeds of collateral which are finally paid to the Bank in its own office in cash or solvent credits; and other appropriate debits and credits. The Revolving Loan


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Account shall reflect the amount of the Company's  indebtedness to the Bank from time to time by reason of the Revolving Loans made by the Bank and other appropriate charges hereunder. On a monthly basis, the Bank shall render a statement for the Revolving Loan account, which statement shall be considered correct and accepted by the Company and conclusively binding upon the Company. The Bank shall have the right at its option, to debit the Revolving Loan Account for any principal due under the Term Note and, on the 4th day of each and every month commencing July 4, 1993, for all interest charges on the Loans for the previous month if not otherwise paid by the Company.

     Section 2.04. Bank Discretion. Nothing herein shall be construed to require the Bank to make Revolving Loans, it being agreed that all loans and advances shall be at the Bank's sole discretion and shall not establish a pattern or custom binding upon the Bank.

     Section 2.05. Use of Proceeds. The Company represents that the proceeds of the (i) Term Loan shall be used by it to satisfy Company's indebtedness to Shawmut Bank and the remainder, if any, shall be used for working capital; and
(ii) Revolving Loans shall be used for working capital purposes and trading assets and subject to the terms of Section 7.02.


                                   ARTICLE III

                                    TERM LOAN

     Section 3.01. Amounts. Subject to the terms and conditions contained in this Agreement, the Bank agrees to make to the Company contemporaneously herewith a five (5) year term loan (the "Term Loan") as evidenced by a promissory note payable to the Bank substantially in the form of, and in the amount of $450,000.00 (the "Term Note") and as set forth on Exhibit B.


                                   ARTICLE IV

                  INTEREST, PREPAYMENTS, AND COMMITMENT FEES

     Section 4.01. Interest.

          (a) (i) Revolving Loans. Each Revolving Loan shall bear interest (from



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     the date made  through  and  including  the date of  payment  in full) at a floating rate per annum equal to one and one-half percentage points (1.5%) above the Prime Rate.

               (ii) Term Loan. The Term Loan shall bear interest at a per annum floating rate equal to one and one-half percentage points (1.5%) above the Prime Rate.

          (b) Default Interest. Notwithstanding the foregoing, interest on all Loans, at any time after the occurrence of an Event of Default, shall accrue, from the date of such Event of Default, so long as an Event of Default continues, at a rate per annum equal to Three (3.0%) percentage points above the rate otherwise in effect under the Notes from time to time. Notwithstanding anything contrary herein, Bank shall have no obligation to reinstate the Loans after an Event of Default.

          (c) Calculation. Interest on the Loans shall be calculated on the basis of a 360 day year and the actual number of days elapsed, and shall change effective immediately upon any change in the Prime Rate, without notice or demand to or upon the Company.

          (d) Payment of Interest. Interest on the Loans shall be payable monthly in arrears beginning on July 4, 1993 and continuing on the 4th day of each and every month thereafter without notice or demand so long as any of the Obligations remains outstanding.

          (e) Lawful Interest. It being the intent of the parties that the rate of interest and all other charges to the Company be lawful, if for any reason the payment of a portion of interest fees or charges as required by this Agreement would exceed the limit established by applicable law which a commercial lender such as the Bank may charge to a commercial borrower such as the Company, then the obligation to pay interest or charges shall automatically be reduced to such limit and, if any amounts in excess of such limits shall have been paid, then such amounts shall be applied to the unpaid principal amount of the Obligations of the Company to the Bank or refunded so that under no circumstances shall interest or charges required hereunder exceed the maximum rate allowed by law, as aforesaid.





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      Section 4.02. Prepayments.  The Company may, at its option, prepay without premium or penalty the Revolving Loan and/or the Term Loan in whole or in part on the following conditions: (i) the Company shall pay all accrued interest on the principal being paid to the date of the prepayment, and (ii) in the case of prepayments in full, all fees, charges, costs, expenses and other amounts then due under the Loan or Loans being prepaid, shall be applied in the inverse order of maturity.


                                    ARTICLE V

                                YIELD PROTECTION

     Section 5.01. Increased Costs. In the event that applicable law, treaty or regulation or directive from any government, governmental agency or regulatory authority, or any change therein or in the interpretation or application thereof, or compliance by the Bank with any request or directive (whether or not having the force of law) from any central bank or government, governmental agency or regulatory authority, shall:

          (a) subject the Bank to any tax of any kind whatsoever with respect to this Agreement or any of the Loans (except taxes on the overall net income of the Bank) or change the basis of taxation of payments to the Bank of principal, interest or any other amount payable hereunder (except for changes in the rate of tax on the overall net income of the Bank);

          (b) impose, modify or hold applicable any reserve, special deposit or similar requirements against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of the Bank, including (without limitation) pursuant to Regulations of the Board of Governors of the Federal Reserve System; or

          (c) impose on the Bank any other condition with respect to this Agreement, any Note or any of the Loans hereunder; and the result of any of the foregoing is to increase the cost to the Bank of making, renewing or maintaining its Loans (or any part thereof) by an amount that the Bank reasonably deems to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Loans by an amount that the Bank reasonably deems to be material, then, in




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     any case,  the Company shall promptly pay the Bank,  upon its demand,  such additional amount as will compensate the Bank for such additional costs or such reduction as the case may be (collectively the "Additional Costs"). The Bank shall certify the amount of such Additional Costs to the Company, and such certification, absent manifest error, shall be deemed conclusive.


                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

     Section 6.01. Representations and Warranties. The Company represents and warrants to the Bank that:

          (a) Good Standing and Qualification. The Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Company has all requisite corporate power and authority to own and operate its properties and to carry on its business as presently conducted and is qualified to do business in the State of Connecticut and all jurisdictions in which it conducts its business.

          (b) Corporate Authority. The Company has full power and authority to enter into this Financing Agreement, to make the borrowing contemplated herein, to execute and deliver the Notes and to incur the obligations provided for herein, all of which have been duly authorized by all necessary and proper corporate action. No other consent or approval or the taking of any other action in respect of shareholders or of any public authority is required as a condition to the validity or enforceability of this Agreement, the Notes, or any other instrument delivered in connection herewith or therewith.

          (c) Binding Agreements. This Agreement constitutes, and the Notes, and any of the other Financing Agreements executed and/or delivered in connection herewith or therewith, when issued and delivered pursuant hereto for value received shall constitute, the valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except as enforcement may be limited by principles of equity, bankruptcy, insolvency, or other laws affecting the enforcement of creditors' rights generally.

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          (d)  Litigation.  There are no actions,  suits or proceedings  pending against the Company or the Guarantors before any court or administrative agency, nor are any actions, suits or proceedings threatened, which, either in any case or in the aggregate, would materially and adversely affect the financial condition, assets or operations of the Company or the Guarantors, nor are there any such actions, suits or proceedings which question the validity of this Agreement, the Notes, any of the other Financing Agreements, or any action to be taken in connection with the transactions contemplated hereby or thereby.

          (e) No Conflicting Law or Agreements. The execution, delivery and performance by the Company and Guarantors of this Agreement, the Notes and the other Agreements: (i) do not violate any provision of the Certificate of Incorporation or By-laws of the Company, (ii) do not violate any order, decree or judgment, or any provision of any statute, rule or regulation,
     (iii) do not violate or conflict with, result in a breach of or constitute (with notice or lapse of time, or both) a default under any shareholder agreement, stock preference agreement, mortgage, indenture or contract to which the Company is a party, or by which any of its respective properties are bound, and (iv) do not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any property or assets of the Company or Guarantors except for the liens granted hereunder.

          (f) Taxes. With respect to all taxable periods of the Company, the Company has filed all tax returns which are required to be filed and all federal, state, municipal, franchise and other taxes shown on such filed returns have been paid or are being diligently contested by appropriate proceedings and have been reserved against, as required by generally accepted accounting principles, consistently applied.

          (g) Financial Statements. The Company has heretofore delivered to the Bank financial statements of the Company as of December 31, 1992, and the related statements of income, retained earnings and sources and uses of funds for the fiscal year or period then ended. Such statement is complete and correct in all material respects and fairly presents the consolidated financial condition of the Company as of the date and for the periods referred to and has been prepared in accordance with generally accepted accounting principles consistently applied by the Company throughout the periods involved. There are no liabilities, direct or indirect, fixed or


                                      -10-

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     contingent,  of the Company as of the date of said balance  sheet which are not reflected in such statements or in the notes thereto, other than liabilities or obligations not material in amount which are not required to be reflected in corporate balance sheet prepared in accordance with generally accepted accounting principles. Company shall deliver an audited financial statement for the year ending December 31, 1992 post closing, which statement shall show no material adverse change in the financial condition of the Company from that shown on the financial statement.

          (h) Adverse Developments. Since December 31, 1992 there has been no material adverse change in the financial condition, business, operations, affairs or prospects of the Company when taken as a whole or of the Guarantors or in any of the properties or assets of the Company when taken as a whole or of the Guarantors.

          (i) Existence of Assets and Title Thereto. The Company and Guarantors have good and marketable title to their respective properties and assets, including the properties and assets reflected in the financial statements referred to above. Such properties and assets are not subject to any mortgage, pledge, lien, lease, encumbrance or charge except those permitted under the terms of this Agreement or as set forth in Exhibit C as to the Collateral and Exhibit D as to the Mortgages.

          (j) Regulations G, T, U and X. The proceeds of the borrowing hereunder are not being used and will not be used, directly or indirectly, for the purposes of purchasing or carrying any margin stock in contravention, or which would cause the Bank to be in violation, of Regulations G, T, U or X promulgated by the Board of Governors of the Federal Reserve System.

          (k) Compliance. The Company is not in default with respect to any order, writ, injunction or decree of any court or of any federal, state, municipal or other governmental department, commission, board, bureau, agency, authority or Official, or in violation of any law, statute, rule or regulation to which it or its properties is or are subject, where such default or violation would materially and adversely affect the financial condition of the Company when taken as a whole. The Company represents that it has not received notice of any such default from any party. The Company or Guarantors are not in default in the payment or performance of any of

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     its obligations to any third parties or in the performance of any mortgage, indenture, lease, contract or other agreement to which it is a party or by which any of its assets or properties are bound.

          (l) Leases. The Company enjoys quiet and undisturbed possession under all leases under which it is operating, and all of such leases are valid and subsisting and not in default.

          (m) Deferred Compensation Arrangements. The Company has neither entered into employment contracts or deferred compensation plans, incentive compensation plans, executive compensation plans, arrangements or commitments not required to be disclosed pursuant to Section 6.01 (m) hereof (other than normal policies regarding holidays, vacations and salary continuation during short periods of illness).

          (n) Office. The chief executive office and principal place of business of the Company, and the office where its records concerning Collateral are kept, is at 102 Hamilton Avenue, Stamford, Connecticut.

          (o) Places of Business. The Company has no other place of business and locates no Collateral, specifically including books and records, at any location other than 102 Hamilton Avenue, Stamford, Connecticut. The Company shall locate a full and complete set of its books and records in its offices at 102 Hamilton Avenue, Stamford, Connecticut.

          (p) Contingent Liabilities. Neither the Company nor the Guarantors are a party to any suretyship, guarantyship, or other similar type agreement; nor has it offered its endorsement to any individual, concern, corporation or other entity or acted or failed to act in any manner which would in any way create a contingent liability that does not appear in the financial statements referred to hereinbefore, except for a Letter of Credit issued by Shawmut Bank, formerly known as Connecticut National Bank, for the benefit of the National Shipping Company of Saudi Arabia in the amount of Twenty-Six Thousand ($26,000.00) Dollars, which Letter of Credit shall expire on January 1, 1994, and the personal guaranties of office equipment leases.

          (q) Contracts. No contract, governmental or otherwise, to which the Company is a party, is subject to renegotiation of any material terms, nor is the Company in default of any material contract.

          (r) Unions and Pensions.  The Company is not a party to any collective


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     bargaining, union or pension plan agreement except as set forth herein. The union contracts, if any, are in full force and effect and are not currently subject to renegotiation. The Company is in full compliance with the terms and conditions of all such union contracts and knows of no threatened work stoppage by any union members.

          (s) Licenses. The Company has all licenses, permits and other permissions required by any government, agency or subdivision thereof, or from any licensing entity necessary for the conduct of its business, all of which the Company represents to be in good standing and in full force and effect.

          (t) Collateral. The Company is and shall continue to be the sole owner of the collateral free and clear of all liens, encumbrances, security interests and claims except the liens granted to the Bank hereunder and as set forth on Exhibit C, and with respect to the mortgages of Guarantors except as specifically set forth in Exhibit D; the Company is fully authorized to sell, transfer, pledge and/or grant a security interest in each and every item of the Collateral to the Bank; all documents and agreements related to the Collateral shall be true and correct and in all respects what they purport to be; all signatures and endorsements that appear thereon shall be genuine and all signatories and endorsers shall have full capacity to contract; none of the transactions underlying or giving rise to the Collateral shall violate any applicable state or federal laws or regulations; all documents relating to the Collateral shall be legally sufficient under such laws or regulations and shall be legally enforceable in accordance with their terms; and the Company agrees to defend the Collateral against the claims of all persons other than the Bank.

          (u) Receivables. (i) Each Receivable is or, at the time it comes into existence, will be a true and correct statement of: (A) the bona fide indebtedness of each Receivable Debtor; and (B) the amount of the account for services performed for and accepted by, such Receivable Debtor, net of any charges, adjustments, discounts or other reductions whatsoever; and
     (ii) At the time of each borrowing hereunder, there are and, to the best of the Company's knowledge after due investigation, will be no defenses, counterclaims, discounts or setoffs that may be asserted against Acceptable Receivables.

          (v) Financial Information. All financial information including, but not limited to, information relating to the Receivables, submitted by the Company to the Bank, whether previously or in the future, is and will be true and correct in all material respects, and is and will be complete insofar as may be necessary to give the Bank a true and accurate knowledge or the subject matter.

          (w) Parent, Affiliate or Subsidiary Corporations. The Company has no parent corporation and has no affiliate or subsidiary corporations.

          (x) The Company acknowledges that it is legally and validly indebted to the Bank as of this date by virtue of the Term Note and the Revolving Loan Note, plus interest accrued and accruing thereon; and costs and expenses of collection, if any, including without limitation, attorney's fees, and that it has no defense, counterclaim or offset with respect to any of the foregoing;

          (y) The Company further acknowledges that all indebtedness, liabilities and obligations of the Company to the Bank, whenever and however arising, are and continue to be secured by, among other things, a blanket first lien security interest except as set forth in Exhibit C in all of the Company's accounts, accounts receivable, equipment, general intangibles, and all other Collateral.

          (z) ERISA. The Company shall be in full compliance with all terms of the Employment Retirement Security Act ("ERISA") or similar laws.


                                   ARTICLE VII

                      REVOLVING LOAN CONDITIONS OF LENDING

     Section  7.01.  Conditions  of the  Initial  Loan.  Subject to the terms of
Section 7.02 hereof, the obligation of the Bank to make the first Revolving Loan under this Financing Agreement is subject to the fulfillment of the following conditions precedent at the time of the execution of this Financing Agreement:

          (a) Notes. The Bank shall have received a duly executed Term Note, and Revolving Note drawn to its order;

          (b) Evidence of Corporate Action. The Bank shall have received certified copies of all corporate action in form and substance satisfactory to the Bank taken by the Company to authorize the execution, delivery and performance of this Agreement, the Notes, and the other Financing Agreements to which it is a party, and the borrowing to be made hereunder, together with true copies of the Company's Certificate of Incorporation and By-laws and such other papers as the Bank or its counsel may reasonably require;

          (c) Opinion of Counsel. The Bank shall have received favorable written opinion of Brian O'Connor, counsel for the Company and the Guarantors and accompanied by such supporting documents as the Bank or its counsel may reasonably require.

          (d) Guaranty. The Bank shall have received the duly executed guaranty (the "Guaranty") from Eugene D. Story, Mary G. Story, Robert D. Ohmes and Evelyn J. Ohmes (the "Guarantors") pursuant to which they shall have unconditionally guaranteed the payment and performance of all liabilities and obligations of the Company to the Bank. The Guaranty shall be in form, scope and substance satisfactory to the Bank.

          (e) Mortgages. As additional security under this Financing Agreement, Guarantors shall have granted to the Bank duly executed mortgages each securing the sum of Two Hundred Twenty-Five Thousand ($225,000.00) Dollars on real property owned by "Guarantors Ohmes" located at 41 Briar Oak Drive, Weston, Connecticut ("Weston Property"), and on real property owned by "Guarantors Story" located at 22 Brush Island Road, Darien, Connecticut ("Darien Property"), which shall be in form, scope and substance satisfactory to the Bank (collectively, the "Mortgages"), and subject only to those encumbrances specifically set forth on the Mortgage title insurance policies referred to in Section 7.01 (h) hereto, as the case may be, which are acceptable to the Bank. Upon written notice to and consent of Bank, Bank may permit Guarantors to substitute collateral for the Mortgages securing the Guaranties.

          (f) Mortgage Title Insurance. The Bank shall have received mortgagee title insurance policies from an ALTA Insurance Company in form, scope and substance satisfactory to the Bank and its counsel, which shall insure the Bank's valid third mortgage on the Weston Property and which shall insure Bank's valid third mortgage on the Darien Property.

          (g) Hazard,  Liability and Flood  Insurance.  Guarantors shall provide

     Bank with Certificates of Hazard and Liability Insurance and flood insurance, if required, for the Weston Property and the Darien Property naming Bank as a loss payee thereunder.

          (h) UCC-l Financing Statements. The Bank shall have received from the Company, duly executed UCC-l financing statements and such other documents as the Bank deem necessary or proper to perfect the security interest in the Collateral, all of which shall be in form, scope and substance satisfactory to the Bank and its counsel.

          (i) Checking Account and Depository Account. Company shall have established its primary checking account with Bank under the conditions in
     Section 11.01 herein. In the event of default, Bank in its discretion may require other depository accounts ("Depository Account") such as a "Lockbox" account.

          (j) Further Documents. The Bank shall have received such further documents, instruments and agreements as the Bank may reasonably request, including without limitation, insurance policies and certificates evidencing adequate insurance and coverage on the Company's assets which insurance policies will name the Bank as loss payee, mortgagee or additional insured, as the case may be, all in form and substance satisfactory to the Bank and its counsel.

     Section 7.02. Conditions of Additional Revolving Loans. In addition to the conditions in Section 7.01, the Bank shall make no further Revolving Loans unless the following conditions shall exist or have been satisfied by the Company at the time any further Revolving Loan is requested.

          (a) Essence of Demand, Termination or Default. The Bank shall not have demanded payment of, nor shall the Bank nor the Company have terminated, the Revolving Loans, nor shall an Event of Default have occurred but for the giving of notice or the passage of time.

          (b) Compliance Certificates. Requests for advances under the line may be made via facsimile transmission, courier, hand delivery or U.S. Mail by Eugene D. Story or Robert D. Ohmes. Borrower waives liability for unauthorized advances. On the date of each Revolving Loan hereunder and after giving effect, at Bank's request the Company shall have delivered to the Bank a certificate executed by its President or Executive Vice

     President which shall state, among other things, that: (i) the Company has complied, and is then in compliance, with all the terms, covenants and conditions of this Agreement and the other Financing Agreements which are binding upon it; (ii) there exists no Event of Default as defined in this Agreement and no event which, but for the giving of notice or passage of time or both, would constitute such an Event of Default; and (iii) the representations and warranties contained herein and in the other Agreements are true and correct with the same effect as though such representations and warranties had been made at the time of each Revolving Loan. Additionally, within ten (10) business days of the close of each month, such officer shall submit a similar certificate to the Bank certifying to all of the foregoing and, without limiting the generality of the foregoing, certifying particularly that the Company is in full compliance with the financial covenants set forth in Article VIII hereof or indicating the extent of such non-compliance.

          (c) Borrowing Base. The indebtedness of the Company by virtue of the making of any Revolving Loan shall not exceed the amount of the Bank's commitment, individually, or the amount permitted by the Borrowing Base, in the aggregate. The Company shall not request any Revolving Loan if the effect of such Revolving Loan shall be to cause the balance of all Revolving Loans to exceed the Borrowing Base. If at any time the balance of all Revolving Loans exceeds the Borrowing Base, the Company shall immediately pay to the Bank the amount necessary to reduce the balance of all Revolving Loans to an amount not to exceed the Borrowing Base.

          (d) Annual Cleanup. The outstanding balance on the Revolving Loan shall be paid to zero for a period of thirty (30) consecutive days annually.


                                  ARTICLE VIII

                                    COVENANTS

     A. Affirmative Covenants.

     The Company covenants and agrees that from the date hereof until payment and performance in full of all Obligations, and until the termination of this Agreement, unless the Bank otherwise consents in writing, the Company shall:

     Section 8.01.  Financial  Statements.  Deliver to the Bank (a) within sixty
(60) days after the close of each quarter of each fiscal year of the Company, a management prepared balance sheet and income statement for that portion of the fiscal year-to-date then ended, and certified by the President of the Company as being accurate; (b) within one hundred twenty (120) days after the close of each fiscal year of Company, financial statements including a balance sheet as of the close of such fiscal year and statements of income and retained earnings and source and application of funds for the year then ended, prepared in conformity with generally accepted accounting principles, applied on a basis consistent with that of the preceding year or containing disclosure of the effect on financial position or results of operations of any change in the application of accounting principles during the year prepared on an audit basis by an independent certified public accounting firm acceptable to Bank, in accordance with generally accepted accounting principles, and also accompanied by a written statement from such accountants stating that they have reviewed such financial statements and the Financial Covenants set forth in Article VIII hereof and have found no evidence of an Event of Default having occurred or of an event which with passage of time and/or giving of notice would constitute an Event of Default having occurred; (c) together with the statements referred to in sub-paragraphs (a) and (b) above, a written statement from the President of the Company certifying that there exists no Event of Default by the Company in the performance of any of its obligations to the Bank under any of the Financing Agreements; and (d) within one hundred twenty (120) days after the close of each calendar year, the annual personal financial statements and tax returns of Guarantors. Promptly upon the Bank's written request, such other information about the financial condition and operations of Company or Guarantors, as the Bank may, from time to time, reasonably request; and promptly upon becoming aware of any Event of Default, or any occurrence which with the giving of notice and/or the passage of time would constitute an Event of Default, notice thereof in writing.

     Section 8.02. Certificate of Aging/Certificate of Borrowing Base. Deliver to the Bank on a monthly basis no later than the fifteenth (15th) day following months end, a certificate in form and content acceptable to the Bank, setting forth the amount of the Receivables, Acceptable Receivables of the Company and an aging report by customer of all Receivables of the Company, and adding with each request for advance on the Revolving Loan a certificate in form and content acceptable to Bank, setting forth the Borrowing Base. A Certificate of Borrowing

Base is attached as Exhibit E. Borrowers determination of Acceptable Receivables is not binding on Bank.

     Section 8.03. Insurance and Endorsements. (a) Keep its properties insured against fire and other hazards (so-called "All Risk" coverage) in amounts and with companies satisfactory to the Bank to the same extent and covering such risks as is customary in the same or a similar business; maintain public liability including without limitation, against claims for personal injuries or death; and maintain all worker's compensation, employment or similar insurance as may be required by applicable law; (b) All insurance shall contain such terms, be in such form, and be for such periods reasonably satisfactory to the Bank, and be written by such carriers duly licensed by the appropriate states where any Collateral is located and reasonably satisfactory to the Bank. Without limiting the generality of the foregoing, such insurance must provide that it may not be canceled without thirty (30) days prior written notice to Bank or such lesser time as insurer in the ordinary course of its business provides. Bank to be endorsed as loss payee with a long form Loss Payable Clause, in form and substance acceptable to the Bank on all such insurance. In the event of failure to provide and maintain insurance as herein provided, the Bank may, at its option, provide such insurance and charge the amount thereof to its Revolving Loans. The Company shall furnish to the Bank certificates or other satisfactory evidence of compliance with the foregoing insurance provisions. The Company hereby irrevocably appoints the Bank as its attorney-in-fact, coupled with an interest, to receive payments of the insurance and execute and endorse all documents, checks and drafts in connection with payment of the insurance. Any proceeds received by the Bank shall be applied to the Obligations in such order and manner as the Bank shall determine in its sole discretion, or shall be remitted to the Company, in either event at the Bank's sole discretion. Notwithstanding the foregoing, prior to Bank's application of such proceeds it shall discuss application of the proceeds with the Company.

     Section 8.04. Tax and Other Liens. Comply with all statutes and government regulations and pay all taxes, assessments, governmental charges or levies, or claims for labor, supplies, rent and other obligations made against it or its property which, if unpaid, might become a lien or charge against the Company or its properties, except for these items described in Exhibits B and C and liabilities being contested in good faith and against which, if requested by the

Bank, the Company shall set up reserves in amounts and in form reasonably satisfactory to the Bank.

     Section 8.05. Place of Business. Maintain its chief place of business and chief executive offices at 102 Hamilton Avenue, Stamford, Connecticut, unless the Company shall have given the Bank thirty (30) days prior written notice of any change in such places of business.

     Section 8.06. Inspections. Allow the Bank by or through any of its officers, attorneys, or personnel designated by them, for the purpose of ascertaining whether or not each and every provision hereof and of any related agreement, instrument and document, is being performed, to enter the offices of the Company to examine or inspect any of the properties, books and records or extracts therefrom, to make copies of such books and records or extracts therefrom, and to discuss the affairs, finances and accounts thereof with the Company all at such reasonable times, upon reasonable notice and as often as the Bank or any representative of the Bank may reasonably request. The Bank shall be entitled to conduct periodic field examination of Company's premises, Collateral and books and records.

     Section 8.07. Litigation. Promptly advise the Bank of the commencement or threat of litigation, including arbitration proceedings and any proceedings before any governmental agency but excluding product liability claims fully covered by insurance (collectively, "Litigation"), which is instituted against the Company and is reasonably likely to have a materially adverse effect upon the condition, financial, operating or otherwise, of the Company.

     Section 8.08. Maintenance of Existence. Maintain its corporate existence and comply with all valid and applicable statutes, rules and regulations, and maintain its properties in good repair, working order and operating condition. The Company shall immediately notify the Bank of any event causing material loss in the value of its assets.

     Section 8.09. Notice of Certain Events. Give prompt written notice to the Bank of:

          (a) every occasion that the Collateral is subject to or has sustained permanent or substantial damage in excess of $5,000.00 together with such remedial action that Company proposes to take or has taken in response thereto;

          (b) any material dispute that may arise between the Company and any governmental regulatory body or law enforcement agency;

          (c) any labor controversy resulting or likely to result in a strike or work stoppage against the Company;

          (d) any proposal by any public authority to acquire the assets or business of the Company;

          (e) the location of any Collateral other than at the Company's place of business disclosed in this Agreement other than Collateral in transit in the ordinary course of the Company's business;

          (f) any proposed or actual change of the name, identity or corporate structure of the Company, including without limitation, the termination of employment of a Guarantor with the Company for any reason whatsoever;

          (g) any circumstance or event by virtue of which or in connection with which the Company may have or may incur any liability, expense or responsibility under any environmental law or regulation;

          (h) any other matter which has resulted or is reasonably likely to result in a material adverse change in the financial condition or operations of the Company; and

          (i)  any   information   received  by  the  Company  with  respect  to
     Receivables that may materially affect the value thereof or the rights and remedies of the Bank with respect thereto.

     Section 8.10. Defaults. Upon the occurrence of any Event of Default or of any event which, but for giving of notice or passage of time or both, would constitute an Event of Default, give prompt written notice of such occurrence to the Bank signed by the president of the Company describing such occurrence and the steps, if any, being taken to cure the Event of Default.

     Section 8.11. Receivable Duties. The Company has complied and will continue to comply with any and all federal, state and local laws affecting its business, including, but not limited to, payment of all federal and state taxes with respect to the sales by the Company and disclosures in connection therewith. The Company agrees to indemnify the Bank against and hold the Bank harmless from, all claims, actions and losses, including reasonable attorney's fees and costs incurred by such Bank arising from any contention, whether well founded or otherwise, that there has been a failure to comply with such laws.

     Section 8.12. Collateral Duties. Do whatever the Bank may request from time to time by way of obtaining, executing, delivering and filing financing statements, assignments, landlord's or mortgagee's waivers, and other notices and amendments and renewals thereof, and the Company will take any and all steps and observe such formalities as the Bank may request, in order to create and maintain a valid and enforceable lien upon, pledge of, and first priority security interest in intangible collateral and a valid lien in all other Collateral. The Bank is authorized to file financing statements without the signature of the Company and to execute and file such financing statements on behalf of the Company as specified by the Uniform Commercial Code to perfect or maintain its security interest in all of the Collateral. All reasonable charges, expenses and fees the Bank may incur in filing any of the foregoing, together with reasonable costs and expenses of any lien search required by the Bank, and any taxes relating thereto, shall be charged to the balance of the Revolving Loans and added to the Obligations.

     Section 8.13. Audit and Appraisals by Bank; Fees. Permit the Bank to audit the books and records of the Company and to conduct or cause to be conducted appraisals of the Company's assets at such times, upon reasonable notice, and in such manner and detail as the Bank deems reasonable. Without limiting the generality of the foregoing, the Bank shall be allowed to verify the Receivables of the Company and to confirm with Receivable Debtors the validity and amount of Receivables. The Company shall promptly pay to the Bank reasonable audit fees per man per day and any out of pocket expenses incurred in connection with any such audit. In addition, the Company shall promptly pay or reimburse the Bank for the costs of any such investigations, as described in Section 8.06 herein, conducted by or for the Bank. The Bank may charge any such audit fees and out-of-pocket expenses to the Company's Revolving Loan Account. Company agrees to pay the expense of one audit annually and in the event of default, such other audits as Bank in its discretion shall require. Company shall bear the reasonable expense of such audit and appraisals.

     Section 8.14. Receivables Aging. Not less than once each month as more particularly set forth in Section 8.01 hereof, the Company shall submit to the Bank an aging of its Receivables, all in form and substance acceptable to the Bank.

     B. Negative Covenants.

     The Company covenants and agrees that from the date hereof until payment and performance in full of all Obligations, and until the termination of this Financing Agreement, unless the Bank otherwise consents in writing, which consent shall not be unreasonably withheld, the Company shall not:

     Section 8.15. Encumbrances. Incur or permit to exist any lien, mortgage, charge or other encumbrance against any of its properties or assets, whether now owned or hereafter acquired, except: (a) liens required or expressly permitted by this Agreement; (b) pledges or deposits in connection with or to secure worker's compensation, unemployment or liability insurance; (c) tax liens which are being contested in good faith and in compliance with this Agreement.

     Section 8.16. Limitation on Indebtedness. Create, incur and guarantee any indebtedness or obligation for borrowed money from, or issue or sell any of its obligations to any lender without the express written consent of Bank except for trade debt incurred in the ordinary course of business.

     Section 8.17. Contingent Liabilities. Assume, guarantee, endorse or otherwise become liable upon the obligations of any person, firm or corporation, or enter into any purchase or option agreement or other arrangement having substantially the same effect as such a guarantee, except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

     Section 8.18. Consolidation or Merger. Merge into or consolidate with or into any corporation.

     Section 8.19. Loans, Advances, Investments. Use the proceeds of any Loans, either directly or indirectly, to make or permit to exist any loans or advances to, or purchase any stock, other securities or evidences of indebtedness of, or make or permit to exist any investment (including without limitation the acquisition of stock of a corporation), or acquire any interest whatsoever in, any other person.

     Section 8.20. Acquisition of Stock of the Company; Dividends. Purchase, acquire, redeem or retire, or make any commitment to purchase, acquire, redeem or retire any of the capital stock of the Company, whether now or hereafter outstanding, or declare or pay any dividend, or make any distribution to any of its stockholders.

     Section 8.21. Sale and Lease of Assets. Sell, lease or otherwise dispose of any of its assets, unless the Company shall have replaced or substituted any such assets with like assets of equal or greater value.

     Section 8.22. Name Changes. Change its corporate name or conduct its business under any trade name or style other than as set forth in this Agreement.

     Section 8.23. Capital Expenditures. In any fiscal year, may not make any expenditure for any asset which would be a Fixed Asset, or any expenditures for any leases, including but without limitation capitalized or conditional sales contract in the excess of $25,000.00 per annum in the aggregate, without written consent of the Bank. For the purpose of this covenant, the entire amount paid over the life of any capitalized lease or conditional sales contract shall be deemed to be paid in the first year of such lease or sales contract.

     Section 8.24. Prohibited Transfers. Transfer, in any manner, either directly or indirectly, any cash, property, or other assets to any of its affiliates, other than those made in the ordinary course of business and for fair consideration on terms no less favorable than if such transfer has been an arms-length transaction between the Company and an unaffiliated entity.

     Section 8.25. No Management/Ownership Change. Suffer any change in its management or ownership which the Bank deems, in its sole discretion, to be a material change.

     Section 8.26. Leasebacks. Lease any real estate or other capital asset from any lessor who shall have acquired such property from the Company.

     Section 8.27.  No  Violation.  The Company shall not (i) take any action or
(ii) fail to take any action which would invalidate or limit the coverage of the

Certificate of Guarantee.

     C. Financial Covenants.

     The Company agrees and covenants that from the date hereof until the payment and performance in full of all Obligations, and until the termination of this Agreement, the Company shall not, on a consolidated basis:

     Section 8.28. Net Worth. Permit ratio of unsubordinated liabilities to net worth plus subordinated liabilities to exceed 3.25:1. Net Worth shall be defined as book net worth plus loans subordinated to Lender's debt.

     Section 8.29. Leverage Ratio. Permit minimum cash flow on an annual basis to be less than 1.20 times the scheduled principal and interest payments. The annual period to determine minimum cash flow shall commence January 1 and end on December 31, in each year. Cash flow shall mean profit less taxes plus interest expense plus depreciation and amortization.

     Section 8.30. Officer and Shareholder Loans/Advances. Make any loans or advances to any officer, employee, shareholder or director of Company without the express written consent of Bank.

     Section 8.31. Dividends. Declare or pay dividends to its shareholders without Bank's prior review and written consent.

     Section 8.32. Working Capital. Net Working Capital shall not fall below zero. For purposes herein, net Working Capital shall mean current assets minus current liabilities.


                                   ARTICLE IX

                                   COLLATERAL

     Section 9.01. Grant. To secure the prompt payment and performance of each and all of the Obligations, the Company pledges, assigns, transfers and grants to the Bank, a continuing, lien and security interest in the following property of the Company (herein called the "Collateral") :

          (a) All accounts, bank accounts, accounts receivable, contracts, contract rights, general intangibles related to or arising from any account, notes, documents, chattel paper, instruments, acceptances, drafts or other forms of obligations and receivables of the Company arising from the rendition of services by Company in the ordinary course of its business or otherwise (all of, the foregoing being herein collectively called "Receivables" or "Accounts"), whether or not the same are listed on any schedules, assignments or reports furnished to Bank from time to time, and whether such Accounts are now existing or are created at any time hereafter;

          (b) All documents, instruments, documents of title, patents, trademarks or licenses, general intangibles, policies and certificates of insurance, guaranties, securities, chattel paper, deposits, tax returns, proceeds of insurance, cash, liens or other property, which are now or may hereinafter be in the possession of the Company or as to which the Company may now or hereafter control possession by documents of title or otherwise;

          (c) All books, records, customer lists, ledgers, evidence, invoices, and all other evidences of the Company's business records, including all cabinets, drawers, etc. that may hold the same; computer records; lists, software, programs, wherever located all whether now existing or hereafter arising or acquired;

          (d)  All  general  intangibles,   including  without  limitation;  tax
     refunds, proceeds of insurance, tradenames, trademarks, applications therefor, that the Company now owns, has the right to use or may hereafter own or acquire the right to use;

          (e) All inventory, equipment, appliances, and furniture and fixtures, now existing or hereafter arising, wherever located, and all contracts, contract rights and chattel paper arising out of any lease of any of the foregoing;

          (f) All other collateral in which the Company may hereafter grant to the Bank a security interest; and

          (g) All renewals, substitutions, replacements, additions, accessions, proceeds, and products of any and all of the foregoing.

                                    ARTICLE X

                                EVENT OF DEFAULT

      Section 10.01. Events of Default. Without limiting the demand nature of the Revolving Loans, which at all times shall be payable on DEMAND, any and all obligations including, without limitation, the Obligations arising pursuant to or in connection with the Revolving Loans and the Term Loan, shall, at the option of the Bank and notwithstanding any time or credit allowed by any note or agreement, become immediately due and payable without notice if any one or more of the following events (herein called "Events of Default" and individually, an "Event of Default") shall occur: (a) failure of the Company to pay principal, interest or any other sum due hereunder or under the Notes when due and payable, and upon the expiration of any applicable grace period; (b) failure to pay or perform when due any other Obligation arising under this Agreement, the Notes or the other Financing Agreements, by any guarantor or surety for any Obligation of the Company to the Bank, and upon the expiration of any applicable grace period;
(c) any event of default under any other agreement under which the Company or any Guarantors are a party or by which the Company or any of its properties may be bound; (d) breach of any covenant or agreement contained in, or failure by the Company to perform any act, duty or obligation as required by, this Agreement specifically including, without limitation, breach of any Financial
Covenants set forth in Article VIII hereof, upon the expiration of any applicable grace period; (e) the making by the Company of any misrepresentation of a material fact to the Bank; (f) except as permitted in Sections 8.15 and
8.24 hereof, the sale of other disposition or encumbrance of any of the Collateral, or the filing, making or issuance of any levy, seizure, attachment, judgment or injunction upon or against the Company, the Collateral, or any other property or assets of the Company which remains in existence for more than 45 days; (g) insolvency of the Company or any guarantor for any Obligation of the Company to the Bank, or business failure, appointment of a receiver or custodian, or assignment for the benefit of creditors or the commencement of any proceedings under any bankruptcy or insolvency law by or against the Company or any guarantor for any Obligation of the Company to the Bank; (h) calling of a meeting or creditors, appointment of a committee of creditors or liquidating banks, or offering of a composition extension to creditors by, for or of the

Company or any of its subsidiaries; (i) failure on the part of the Company to keep the Collateral insured against loss by fire or otherwise for the full insurable value thereof with companies and for coverages (including Bank's Long Form Loss Payable Endorsement) acceptable to the Bank making the loss, if any, payable to the Bank; (j) the loss, revocation or failure to renew any license and/or permit now held or hereafter acquired by the Company which materially affects the ability of the Company to continue its operations as presently conducted; (k) occurrence of a default or event of default under any other agreements between the Bank and the Company and/or the Bank and any Guarantor, upon the expiration of any applicable grace period; (1) the declaration of an event of default by any other lender to or creditor of the Company, or any Guarantors, which is not cured within the applicable grace period; or (m) if there shall be any material adverse changes from the present condition or affairs (financial or otherwise) of the Company or any of the Guarantors of the Obligations of the Company, that in the reasonable opinion of the Bank impairs its security or increases its risk. Upon the happening of any one or more of the foregoing Events of Default, any requirement upon the Bank to make further
Revolving Loans hereunder shall, at the option of the Bank, terminate. The Company expressly waives any presentment, demand, protest, notice of protest or other notice of any kind. The Bank may proceed to enforce the rights of the Bank whether by suit in equity or by action at law, whether for specific performance of any covenant or agreement contained in this agreement, the Notes or the other Financing Agreements, or in aid of the exercise of any power granted in either this Agreement or the Notes or any other relief whatsoever appropriate to the enforcement of such rights, or proceed to enforce any legal or equitable right which the Bank may have by reason of the occurrence of any Event of Default hereunder.

                                   ARTICLE XI

                            COLLECTION OF RECEIVABLES

     Section 11.01. Deposits. Until the Bank exercises its rights to collect the Receivables as provided for in this Agreement, the Company shall continue direct collection of all Receivables whether or not such Receivables are deemed to be Acceptable Receivables. Upon the occurrence of any Event of Default, all collections and other proceeds of Receivables the Company receives shall be received in trust for the Bank and the Company shall: keep all such collections separate and apart from all of their other funds and property; identify such collections and proceeds as the property of the Bank; and deposit immediately such collections in an Account established at Bank in the identical form received. The Company shall not change or transfer the Depository Account without the Bank's prior consent.

     Section 11.02. Schedule. All collections of Receivables shall be set forth on a schedule in form and substance satisfactory to the Bank. In the event the Bank exercises its right to collect the Receivables as set forth in Section
11.01 above, collections of Receivables shall be credited to the Obligations of the Company on the day of actual receipt by the Bank; provided, however, that all credits shall be conditional credits subject to collection and that returned items, at the Bank's option may be charged to the Company; and further provided that for purposes of the computation of interest, items shall not be deemed to be collected until such items are collected in accordance with the normal custom of the Bank.


                                   ARTICLE XII

                                   ADJUSTMENTS

     Section 12.01. Procedures. Until the Bank exercises its rights to collect the Receivables as provided for in this Agreement, the Company may continue its present policies for adjustments, but shall promptly notify the Bank of any material credits, adjustments or disputes arising about the services represented by Receivables. In any event, the Company will immediately pay the Bank from its own funds (and not from the proceeds of Receivables), for application to the Revolving Loans, an amount equal to any credit or adjustment made to any Acceptable Receivables; provided, however, that so long as the Company is not in default hereunder, such payment need not be made if the Company shall have, after making such credit or adjustment, sufficient Acceptable Receivables to maintain the aggregate outstanding balance of the Revolving Loans under the Borrowing Base.


                                  ARTICLE XIII

                           RIGHTS AND REMEDIES OF BANK

     Section 13.01. Remedies of Bank. Upon the Company's failure to pay or demand any or all of the Revolving Loans, or upon the occurrence of any Event of

Default, the Bank shall have in any jurisdiction where enforcement hereof is sought, in addition to all other rights and remedies which the Bank may have under law and equity, the following rights and remedies, all of which may be exercised with or without further demand or notice to the Company and without a prior judicial or administrative hearing or notice, which notice and hearing are expressly waived: to enforce or foreclose the liens and security interests created under this Agreement or under any other agreement relating to Collateral by any available judicial procedure or without judicial process; to enter any premises where any Collateral may be located for the purpose of taking possession or removing the same; to sell, assign, or otherwise dispose of Collateral or any part thereof, either at public or private sale, for cash, on credit or otherwise, with or without representations or warranties, and upon such terms as shall be acceptable to the Bank, all at Bank's sole option and as the Bank in its sole discretion may deem advisable; to bid or become purchaser at any such sale if public; and, at the option of the Bank, to apply or be credited with the amount of all or any part of the Obligations owing to the Bank against the purchase price bid by the Bank at any such sale.

     Section 13.02. Specific Powers. The Bank may at any time, after the occurrence of an Event of Default, at the Bank's sole discretion: (i) give notice of assignment to any Receivable Debtor; (ii) collect Receivables directly and charge, or cause to be charged, the collection costs and expenses to the Bank's Revolving Loan Account; (iii) collect receivables submitted by the Company to the Bank for collection and charge, or cause to be charged, the reasonable collection costs and expenses to the Bank's Revolving Loan Account;
(iv) settle or adjust disputes and claims directly with Receivable Debtors for amounts and upon terms which the Bank considers advisable, and credit, or cause to be credited, the Bank's Revolving Loan Account with the net amounts received in payment of Receivables; (v) exercise all other rights granted in this Agreement and the other Financing Agreements; (vi) receive, open and dispose of all mail addressed to the Company and notify the Post Office authorities to change the address for delivery of the Company's mail to an address designated by the Bank; (vii) endorse the name of the Company on any checks or other evidence of payment that may come into possession of the Bank and on any invoice, or other document; (viii) in the name of the Company or otherwise, demand, sue for, collect and give acquittance for any and all monies due or to become due on Receivables; (ix) compromise, prosecute or defend any action, claim or proceeding concerning receivables; and (x) do any and all things necessary and proper to carry out the purposes contemplated in this Agreement, other Financing Agreements and any other agreement between the parties. In the event that the Bank takes any such action before the occurrence of an Event of Default, such action shall be taken in good faith. Neither the Bank nor any person acting as its attorney hereunder shall be liable for any acts or omissions or for any error of judgment or mistake of fact or law, except for bad faith, gross negligence and willful misconduct. The Company agrees that the powers granted hereunder, being coupled with an interest, shall be irrevocable so long as any Obligation remains unsatisfied. Notwithstanding the foregoing, it is understood that the Bank is under no duty to take any of the foregoing actions and that after having made demand upon the Receivable Debtors for payment, the Bank shall have no further duty as to the collection or protection of Receivables or any income therefrom and no further duty to preserve any rights pertaining thereto, other than the safe custody thereof.

     Section 13.03. Duties After Default. The Company will, at the Bank's request, assemble all tangible Collateral and make it available to the Bank at places which the Bank may reasonably select, whether at the premises of the Company or elsewhere and will make available to the Bank all premises and facilities of the Company for the purpose of the Bank taking possession of Collateral. The net cash proceeds resulting from the collection, liquidation, sale, or other disposition of Collateral shall be applied first to the expenses (including all reasonable attorney's and professional fees) of retaking, holding, processing and preparing for sale, selling, collecting, liquidating and the like and then to the satisfaction of all Obligations, application as to particular Obligations or against principal or interest to be at the Bank's sole discretion. The Company shall be liable to the Bank and shall pay to the Bank on demand any deficiency which may remain after such sale, disposition, collection or liquidation of Collateral.

     Section 13.04. Cumulative Remedies. The enumeration of the Bank's rights and remedies set forth in this Article is not intended to be exhaustive and the exercise by the Bank of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative and shall be in addition to any other right or remedy given hereunder or under any other agreement between the parties or which may now or hereafter exist in law or at equity or by suit or otherwise. No delay or failure to take action on the part of the Bank in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any event of default. No course of dealing between the Company and either the Bank or their employees shall be effective to change, modify or discharge any provision of this Agreement or to constitute a waiver of any default.


                                   ARTICLE XIV

     Section 14.01. Term and Termination. (a) Revolving Loan. Unless sooner terminated by a demand by the Bank or as a result of the occurrence of an Event of Default, the obligation of the Bank to make Revolving Loans shall terminate on June 4, 1994 (the "Term"). The Bank and the Company may extend the Term for one or more renewal terms which shall consist of periods of time to be determined by the Bank but in any way not to exceed one year each (each being a "Renewal Term") by executing a written agreement to do so prior to the end of the Term (or prior to the end of a Renewal Term, if applicable). At the end of the Term hereof (or at the end of a Renewal Term, if applicable), and in the event Company has not received notice from Bank confirming renewal of the term then in that event, the Company shall pay the entire balance of the Revolving Loans. Further, upon termination of the Revolving Loans, all of the rights, interest and remedies of the Bank and Obligations of the Company shall survive and the Company shall have no right to receive, and the Bank shall have no obligation to make, any further Revolving Loans.

     (b) Term Loans. Unless payment is accelerated as a result of occurrence of an Event of Default or demand by the Bank of the Revolving Loans, the Term Loan shall be repaid over a period of five (5) years as set forth in the Term Note.


                                   ARTICLE XV

     Section 15.01. Expenses. Whether or not the transactions herein contemplated shall be consummated, the Company agrees to pay all reasonable out-of-pocket expenses (including reasonable fees and expenses of the Bank's counsel) of the Bank incurred in connection with the preparation of this

Agreement, the Notes, the other Financing Agreements and any amendments or supplements hereto and thereto, and all expense (including reasonable fees and expenses of the Bank's counsel and the Four Thousand Five Hundred and 00/100 ($4,500.00) Dollar commitment fee for the Term Loan) incidental to the collection of monies due hereunder or under the Notes or the other Financing Agreements and/or the enforcement of the rights (including the protection thereof) of the Bank under any provisions of this Agreement and the Notes and the other Financing Agreements.


                                   ARTICLE XVI

                                  MISCELLANEOUS

      Section 16.01. Set-off. The Company hereby gives the Bank a lien and right of setoff for all its liabilities to such Bank upon and against all its deposits, credits, collateral and property now or hereafter in the possession or control of such Bank or in transit to it. The Bank may, upon the occurrence of any Event of Default or upon the occurrence of any event or condition which would constitute such an Event of Default but for the requirement that notice be given or time elapse or both, apply or set off the same, or any part thereof, to any liability of the Company to such Bank, even though unmatured.

      Section 16.02. Covenants to Survive, Binding Agreement. All covenants, agreements, warranties and representations made herein, in the Notes, in the other Financing Agreements, and in all certificates or other documents of the Company shall survive the advances of money made by the Bank to the Company hereunder and the delivery of the Notes, and the other Financing Agreements and all such covenants, agreements, warranties and representations shall be binding upon and inure to the benefit of the Bank, and its successors and assigns.

      Section 16.03. Cross-Collateralization. All collateral which the Bank may at any time acquire on behalf of the Bank from the Company or from any other source in connection with Obligations arising under this Agreement and the other Financing Agreements shall constitute collateral for each and every Obligation, without apportionment or designation as to particular Obligations and that all Obligations, however and whenever incurred, shall be secured by all Collateral however and whenever acquired, and the Bank shall have the right, in its sole discretion, to determine the order in which the Bank's rights in or remedies against any Collateral are to be exercised and which type of Collateral or which portions of Collateral are to be proceeded against and the order of application of proceeds of Collateral as against particular Obligations.

     Section 16.04. Amendments and Waivers. Neither this Agreement, the Notes, the other Financing Agreements, nor any term, covenant or condition hereof or thereof may be changed, waived, discharged, modified or terminated except by a writing executed by the parties hereto or thereto. No failure on the part of Bank to exercise, and no delay in exercising, any right, remedy or power hereunder or under the Notes or the other Financing Agreements shall preclude any other or future exercise thereof, or the exercise of any other right, remedy or power.

     Section 16.05. Notices. All notices, requests, consents, demands and other communications hereunder shall be in writing and shall be mailed by first class mail to the respective parties to this Agreement as follows:

     (a) If to the Company:

                              MARINE MANAGEMENT SYSTEMS, INC.
                              c/o Eugene D. Story
                              102 Hamilton Avenue
                              Stamford, Connecticut 06902

                        cc:   Attorney Brian T. O'Connor
                              Diserio, Martin, O'Connor, et al.
                              One Atlantic Street
                              Stamford, CT 06901-2402

        (b) if to the Bank:

                              William R. Caporale
                              Assistant Vice President
                              PEOPLE'S BANK
                              350 Bedford Street
                              Stamford, CT 06901

     Section 16.06. Transfer of Bank's Interest. The Company hereby agrees that the Bank, in its sole discretion, may freely sell, assign or otherwise transfer participation, portions, co-lender interests or other interests in all or any portion of the indebtedness, liabilities or obligations arising in connection with or in any way related to the financing transactions of which this Agreement is a part. In the event of any such transfer, the transferee may, in the Bank' s sole discretion, have and enforce all the rights, remedies and privileges of the Bank. The Company consents to the release by the Bank to any potential transferee (so long as such transferee is a financial institution) of any and all information (including, without limitation, financial information) pertaining to the Company as the Bank, in its sole discretion, may deem appropriate. If such transferee so participates with the Bank in making loans or advances hereunder or under any other agreement between the Bank and the Company, the Company hereby grants to such transferee and such transferee shall have and is hereby given a continuing lien and security interest in any money, securities or other property of the Company in the custody or possession of such transferee, including the right of set off under circumstances consistent with this Agreement, to the extent of such transferee's participation in the Obligations of the Company to the Bank.

     Section 16.07. Succession. This Agreement shall bind the respective successors and assigns of the Company and inure to the benefit of the Bank and its respective successors and assigns. The Company acknowledges that in the event of such assignment, any such Assignee shall be able to pursue all of its remedies available to it under the Agreement as an assignee of Bank.

     Section 16.07. Prejudgment Remedy Waiver; Waivers. The COMPANY ACKNOWLEDGES THAT THE LOANS EVIDENCED HEREBY ARE COMMERCIAL TRANSACTIONS AND WAIVES ITS RIGHT TO NOTICE AND HEARING UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES, OR AS OTHERWISE ALLOWED BY ANY STATE OR FEDERAL LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE BANK MAY DESIRE TO USE, AND FURTHER WAIVES DILIGENCE, DEMAND, PRESENTMENT FOR PAYMENT, NOTICE OF NONPAYMENT, PROTEST AND NOTICE OF ANY RENEWALS OR EXTENSIONS. INCLUDING WITHOUT LIMITATION, TORT CLAIMS. THE COMPANY ACKNOWLEDGES THAT IT MAKES THIS WAIVER KNOWINGLY, WILLINGLY AND VOLUNTARILY AND ONLY AFTER EXTENSIVE CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER WITH ITS ATTORNEYS.

     Section 16.08. Jury Waiver. THE COMPANY HEREBY WAIVES TRIAL BY JURY IN ANY COURT IN ANY SUIT, ACTION OR PROCEEDING ON ANY MATTER ARISING IN CONNECTION WITH OR IN ANY WAY RELATED TO THE FINANCING TRANSACTIONS OF WHICH THIS AGREEMENT IS A

PART AND/OR THE ENFORCEMENT OF ANY OF THE BANK'S RIGHTS, INCLUDING WITHOUT LIMITATION, TORT CLAIMS. THE COMPANY ACKNOWLEDGES THAT IT MAKES THIS WAIVER KNOWINGLY, WILLINGLY AND VOLUNTARILY AND ONLY AFTER EXTENSIVE CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER WITH ITS ATTORNEY.

     Section 16.09. Section Headings, Severability, Entire Agreement. Section and subsection headings have been inserted herein for convenience only and shall not be construed as part of this Agreement. Every provision of this Agreement, the Notes and the other Financing Agreements is intended to be severable; if provision of this Agreement, the Notes, Financing Agreements, or any other document delivered in connection herewith shall be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions hereof or thereof shall not in any way be affected or impaired thereby. All exhibits and schedules to this
Agreement shall be annexed hereto and shall be deemed to be part of this Agreement. This Agreement, the other Financing Agreements, and the Exhibits and Schedules attached hereto and thereto embody the entire agreement and understanding between the Company and the Bank and supersede all prior agreements and understandings relating to the subject matter hereof unless otherwise specifically reaffirmed and restated herein.

     Section 16.10. Governing Law. This Agreement and the other financing agreements, and all transactions, assignments and transfers hereunder and thereunder, and all the rights of the parties, shall be governed as to validity, construction, enforcement and in all other respects by the laws of the State of Connecticut. The Company agrees that the Superior Court for the Judicial District of New Haven or the United States District Court for the District of Connecticut at New Haven shall have jurisdiction to hear and determine any claims or disputes pertaining to the financing transactions of which this Agreement is a part and/or to any matter arising or in any way related to this Agreement or any other agreement between the Bank and the Company expressly submits and consents in advance to such jurisdiction in any action or proceeding.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first written above.

WITNESSED:                          MARINE MANAGEMENT SYSTEMS,
                                          INC.



  /s/ [Illegible]             BY:  /s/    Eugene D. Story
---------------------------        ----------------------------
                                          EUGENE D. STORY
                                          Its President
  /s/ Brian O'Connor                      Duly Authorized
---------------------------





WITNESSED:                          PEOPLE'S BANK


  /s/ [Illegible]              BY:   /s/  William R. Caporale
---------------------------        ----------------------------
                                          WILLIAM R. CAPORALE
                                          Its Asst.Vice President
                                          Duly Authorized

  /s/ [Illegible]
---------------------------


STATE OF CONNECTICUT)
                    )   ss.  Stamford       June 4, 1993
COUNTY OF FAIRFIELD )

     Personally appeared EUGENE D. STORY, known to me to be the President of Marine Management Systems, Inc., and as such signer and sealer of the foregoing instrument, acknowledged the same to be his free act and deed as such President, and the free act and deed of said corporation before me.



                                    /s/ Brian O'Connor
                                    ----------------------------
                                    Commissioner of the Superior
                                    Court
                                    Notary Public

STATE OF CONNECTICUT)
                        )    ss.  Stamford            June 4, 1993
COUNTY OF FAIRFIELD )

      Personally appeared WILLIAM R. CAPORALE, known to me to be the Assistant Vice President of PEOPLE'S BANK and that he as such officer, signer and sealer of the foregoing instrument, acknowledged the execution of the same to be his free act and deed individually and as such officer, and the free act and deed of said corporation.

      In Witness Whereof, I hereunto set my hand.


                                    /s/ Rita A/ Steinberger
                                    ----------------------------
                                    Commissioner of the Superior
                                    Court
                                    Notary Public

                                    EXHIBIT A


                              TERM PROMISSORY NOTE

      $450,000.00                                       June 4, 1993


     For value received, the undersigned MARINE MANAGEMENT SYSTEMS, INC., an Ohio Corporation authorized to do business in the State of Connecticut, (hereinafter "Maker") with a business address at 102 Hamilton Avenue, Stamford, Connecticut, does hereby promise to pay PEOPLE'S BANK, a Connecticut Banking Corporation, or order, ("Lender") at its office at 350 Bedford Street, Stamford, Connecticut, or at such other place as the holder hereof, (including Lender, hereinafter referred to as "Holder") may designate, the sum of FOUR HUNDRED AND FIFTY THOUSAND AND 00/100 ($450,000.00) DOLLARS, together with interest on the unpaid balance of this Note beginning as of the date hereof, before or after maturity or judgment (subject to the default rate set forth below), at the rate of one and one-half percentage points (1.50%) percent per annum above the Holder's Prime Rate (defined below) on a floating basis, which rate shall be computed and payable monthly in arrears on the basis of a Three Hundred Sixty
(360) day year and actual days elapsed, together with all taxes levied or assessed on this Note or the debt evidenced hereby against the Holder (excluding taxes on the net income of the Holder, and together with all reasonable costs, expenses and attorneys' and other professional fees incurred in any action to collect this Note or to enforce, protect, preserve, defend or sustain or foreclose the lien of any mortgage, security agreement or other agreement or in any litigation or controversy arising from or connected with said mortgage, security agreement or other agreement or this Note. The term "Prime Rate" as used herein shall mean the interest rate which Lender announces from time to time as its Prime Rate. The Prime Rate may not be Lender's lowest or most favorable rate. Any change in the interest rate because of a change in the Prime Rate shall become effective immediately, without notice or demand.

     Interest shall be due and payable monthly in arrears on the first day of each and every month commencing on July 4, 1993 and continuing until the obligations evidenced by this Note are fully and finally paid. Principal shall be due and payable in: (1) Fifty-nine (59) equal monthly installments of FIVE

THOUSAND EIGHT HUNDRED AND THIRTY-THREE 33/100 ($5,833.33) DOLLARS plus interest, commencing on July 4, 1993 and continuing on the first day of each every month thereafter through and including May 4, 1998; and (ii) one final payment of all outstanding principal together with outstanding interest thereon on June 4, 1998. Notwithstanding the foregoing, Maker shall make such other payments on account of principal as may be necessary to insure that the outstanding principal balance shall not exceed the Funding Formula as more fully described in the Commercial Revolving Loan, Term Loan and Security Agreement ("CRLTLSA") of even date herewith which is incorporated herein by reference thereto. Such payments of principal as may be required to insure compliance with the funding formula, shall not reduce the monthly payments of principal as set forth in this note, but shall reduce the term accordingly.

     Maker agrees that: (i) if any installment of principal or interest or any other sum due hereunder is not paid within ten (10) days of the date such payment is due and payable; or (ii) if any demand indebtedness of Maker to Holder is not paid on demand; or (iii) if any installment of interest or other sums due under that certain Promissory Note of even date herewith in the original principal amount of $150,000.00 ("Revolving Note") is not paid when due and payable; (iv) If Maker or any endorser hereof or any guarantor or surety of any obligation of Maker hereunder shall suffer or permit the filing by or against it of any petition for adjudication, arrangement, reorganization or the like under any bankruptcy or insolvency law, make an assignment for the benefit of creditors or suffer or permit the appointment of a receiver for any part of its property and in the case of an involuntary petition which is not released or dismissed within thirty (30) days; or (v) if Maker shall be in default under the CRLTLSA, the Revolving Note, or under any other security agreement or any other agreement securing this Note, or in the payment of performance of any other obligation to Holder or any material obligation of any other person; then, upon the happening of any such event, an event of default shall have occurred hereunder and the entire indebtedness with accrued interest thereon due under this Note shall, at the option of the Holder, become immediately due and payable without notice. Failure to exercise such option shall not constitute a waiver of the right to exercise the same in the event of any subsequent default. Maker shall have a thirty (30) day grace period to cure a default except for a default in payment of installments of principal and/or interest due hereunder pursuant to (i), (ii) and (iv) hereinabove set forth. Notwithstanding the foregoing, the

30 day period herein provided shall not be in addition to other grace periods set forth in the Loan documents and the CRLTLSA, which Loan documents and CRLTLSA at all times shall control. Upon the occurrence of such an event of default, the interest rate on this Note shall automatically increase without notice to a floating per annum rate equal to three percentage points (3.0%) above the interest rate otherwise in effect hereunder at the time of such default.

     In the event of Maker's failure to pay any installment of principal, interest and/or any other sum due hereunder or under the CRLTLSA (collectively the "Sum") for more than ten (10) days from the date it is due and payable, without in any way affecting Holder's right to make demand hereunder or to declare an event of default to have occurred, Holder may collect a late charge equal to five (5.0%) percent of the sum due to cure the extra expense involved in handling such delinquent payment. The minimum late charge shall be $50.00.

     Maker may prepay this Note in whole or in part at any time without penalty.

     Notwithstanding any provisions of this Note, it is the understanding and agreement of the Maker and Holder (and any guarantors of Maker's liabilities) that the maximum rate of interest to be paid by Maker (or guarantors of Maker's liabilities) to the Holder shall not exceed the highest or the maximum rate of interest permissible to be charged by a commercial lender such as Lender to a commercial borrower such as Maker under the laws of the State of Connecticut. Any amount paid in excess of such rate shall be considered to have been payments in reduction of principal.

     Maker, and each and all guarantors of this Note hereby give the Holder a lien and right of setoff after default for all Maker's liabilities upon and against all the deposits, credits, collateral and property of Maker and guarantors, now or hereafter in the possession or control of the Holder or in transit to it. Holder may, upon the occurrence of an event of default hereunder, apply or setoff the same, or any part thereof, to any liability of the Maker, even though unmatured.

     Notwithstanding the foregoing, if the proceeds from an insurance policy is paid to the Holder pursuant to the mortgage or any security or other agreement securing this Note, the Holder, at its option, may apply all or part of such proceeds to the outstanding principal balance of this Note, interest thereon and other obligations of Maker hereunder or otherwise in such order as Holder, in its sole discretion, deems proper.

     Failure by the Holder to insist upon the strict performance by Maker of any terms and provisions herein shall not deemed to be a waiver of any terms and provisions herein, and the Holder shall retain the right thereafter to insist upon strict performance by the Maker of any and all terms and provisions of this Note or any document securing the repayment of this Note.

     THE MAKER HEREBY WAIVES TRIAL BY JURY IN ANY COURT AND IN ANY SUIT, ACTION OR PROCEEDING ON ANY MATTER ARISING IN CONNECTION WITH OR IN ANY WAY RELATED TO THE FINANCING TRANSACTIONS OF WHICH THIS NOTE IS A PART AND/OR THE ENFORCEMENT OF ANY OF THE HOLDER'S RIGHTS AND REMEDIES, INCLUDING, WITHOUT LIMITATION, TORT CLAIMS. THE MAKER ACKNOWLEDGES THAT IT MAKES THIS WAIVER KNOWINGLY, VOLUNTARILY AND ONLY AFTER EXTENSIVE CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER WITH ITS ATTORNEYS.

     MAKER AND EACH AND ALL  GUARANTORS OF THIS NOTE  ACKNOWLEDGE  THAT THE LOAN
EVIDENCED BY THE NOTE IS A COMMERCIAL TRANSACTION AND WAIVE THEIR RIGHTS TO NOTICE AND HEARING UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES, OR AS OTHERWISE ALLOWED BY ANY STATE OR FEDERAL LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH HOLDER MAY DESIRE TO USE, AND further, waive diligence, demand, presentment for payment, notice of nonpayment, protest and notice of protest, and notice of any renewals or extensions of this Note, and all guarantors agree that the time for payment of this Note may be extended at Holder's sole discretion, without impairing their liability thereon, and further consent to the release of all or any part of the security for the payment hereof, at the discretion of Holder, or the release of any party liable for this obligation without affecting the liability of the other parties hereto. THE MAKER ACKNOWLEDGES THAT IT MAKES THIS WAIVER KNOWINGLY, VOLUNTARILY AND ONLY AFTER EXTENSIVE CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER WITH ITS ATTORNEYS.

     This Note shall be governed by and construed in accordance with the laws of the State of Connecticut.



                                          MARINE MANAGEMENT SYSTEMS, INC.

                              BY:____________________________
                                          EUGENE D. STORY
                                          Its President
                                          Duly Authorized

                                    EXHIBIT B

                               REVOLVING LOAN NOTE

      $150,000.00                                      June 4, 1993


     ON DEMAND, for value received, the undersigned MARINE MANAGEMENT SYSTEMS, INC., an Ohio Corporation authorized to do business in the State of Connecticut, (hereinafter "Maker") with a business address at 102 Hamilton Avenue, Stamford, Connecticut, does hereby promise to pay PEOPLE'S BANK, a Connecticut Banking Corporation, or order, ("Lender") at its office at 350 Bedford Street, Stamford, Connecticut, or at such other place as the holder hereof, (including Lender, hereinafter referred to as "Holder") may designate, the sum of ONE HUNDRED FIFTY THOUSAND AND 00/100 ($150,000.00) DOLLARS, together with interest on the unpaid balance of this Note beginning as of the date hereof, before or after maturity or judgment (subject to the default rate set forth below), at the rate of one and one-half (1.50%) percent per annum above the Holder's Prime Rate (defined below) on a floating basis, which rate shall be computed and payable monthly in arrears on the basis of a Three Hundred Sixty (360) day year and actual days elapsed, together with all taxes levied or assessed on this Note or the debt evidenced hereby against the Holder (excluding taxes on the net income of the Holder, and together with all reasonable costs, expenses and attorneys' and other professional fees incurred in any action to collect this Note or to enforce, protect, preserve, defend or sustain or foreclose the lien of any mortgage, security agreement or other agreement or in any litigation or controversy arising from or connected with said mortgage, security agreement or other agreement or this Note. The term "Prime Rate" as used herein shall mean the interest rate which Lender announces from time to time as its Prime Rate. The Prime Rate may not be Lender's lowest or most favorable rate. Any change in the interest rate because of a change in the Prime Rate shall become effective immediately, without notice or demand.

     The principal amount of this Note shall be advanced, at the discretion of Holder, pursuant to a Commercial Revolving Loan, Term Loan and Security Agreement (the "CRLTLSA") among Maker and Lender dated of even date herewith and is subject in all respects to the terms and conditions of said CRLTLSA, including without limitation, the repayment terms and the termination date set forth in the CRLTLSA. Advances and payments on this Note may be evidenced by borrowing certificates, a grid (if any) attached to this Note or similar certificates or documents, or by an internal ledger account of Holder which shall set forth, among other things, the principal amount of any advances and payments therefor.

     Maker shall pay interest, principal and all other sums due hereunder ON DEMAND, and if demand is not sooner made, interest shall be due and payable monthly in arrears on the 4th day of each and every month commencing on July 4, 1993 and continuing until the obligations evidenced by this Note are fully and finally paid. Holder may, in its sole discretion, charge any amounts due hereunder to Maker's revolving loan account maintained with the Holder pursuant to the CRLTLSA.

     Without in any way limiting the demand nature of the indebtedness due hereunder, which shall at all times be payable ON DEMAND, Maker agrees that: (i) if any installment of interest or any other sum due hereunder is not paid within ten (10) days of the date such payment is due and payable; or (ii) if any indebtedness evidenced by this Note is not paid on demand; or (iii) if Maker or Holder shall terminate the revolving Loan facility made pursuant to the CRLTLSA; or (iv) if any installment of principal or interest or any other sums due under that certain Promissory Note of even date herewith from Maker to Holder in the original principal amount of $450,000.00 (the "Term Note") is not paid when due and payable; (v) If Maker or any endorser hereof or any guarantor or surety of any obligation of Maker hereunder shall suffer or permit the filing by or against it of any petition for adjudication, arrangement, reorganization or the like under any bankruptcy or insolvency law, make an assignment for the benefit of creditors or suffer or permit the appointment of a receiver for any part of its property; or (vi) If Maker shall be in default under the CRLTLSA, the Term Note, or under any security agreement or any other agreement securing this Note, or in the payment or performance of any other obligation to any other person; then, upon the happening of any such event, an event of default shall have occurred hereunder and the entire indebtedness with accrued interest thereon due under this Note shall, at the option of the Holder, become immediately due and payable without notice. Failure to exercise such option shall not constitute a waiver of the right to exercise the same in the event of any subsequent default. Maker shall have a thirty (30) day grace period to cure a default except for a default in payment of installments of principal and/or interest due hereunder pursuant to (i), (ii) and (iv) hereinabove set forth. Notwithstanding the foregoing, the 30 day period herein provided shall not be in addition to other grace periods set forth in the Loan documents and the CRLTLSA, which Loan documents and CRLTLSA at all times shall control. Upon the occurrence of such an event of default, the interest rate on this Note shall automatically increase without notice to a floating per annum rate equal to three percentage points (3.0%) above the interest rate otherwise in effect hereunder from time to time.

     In the event of Maker's failure to pay any installment of interest and/or any other sum due hereunder or under the CRLTLSA for more than ten (10) days from the date it is due and payable, without in any way affecting Holder's right to make demand hereunder or to declare an event of default to have occurred, a late charge equal to five (5.0%) percent of such late payment shall be assessed against Maker and shall be due and payable immediately.

     Notwithstanding any provisions of this Note, it is the understanding and agreement of the Maker and Holder (and any guarantor of Maker's liabilities) that the maximum rate of interest to be paid by Maker (or guarantor of Maker's liabilities) to the Holder shall not exceed the highest or the maximum rate of interest permissible to be charged by a commercial lender such as Lender to a commercial borrower such as Maker under the laws of the State of Connecticut. Any amount paid in excess of such rate shall be considered to have been payments in reduction of principal.

     Maker, and each guarantor of this Note hereby give the Holder a lien and right of setoff after default for all Maker's liabilities upon and against all the deposits, credits, collateral and property of Maker and guarantor, now or hereafter in the possession or control of the Holder or in transit to it. Holder may, upon the occurrence of an event of default hereunder, apply or setoff the same, or any part thereof, to any liability of the Maker, even though unmatured.

     Notwithstanding the foregoing, if the proceeds from an insurance policy award is paid to the Holder pursuant to the mortgage or any security or other agreement securing this Note, the Holder, at its option, may apply all or part of such proceeds to the outstanding principal balance of this Note, interest thereon and other obligations of Maker or otherwise in such order as Holder, in its sole discretion, deems proper.

     Failure by the Holder to insist upon the strict performance by Maker of any terms and provisions herein shall not deemed to be a waiver of any terms and provisions herein, and the Holder shall retain the right thereafter to insist upon strict performance by the Maker of any and all terms and provisions of this Note or any document securing the repayment of this Note.

     THE MAKER HEREBY WAIVES TRIAL BY JURY IN ANY COURT AND IN ANY SUIT, ACTION OR PROCEEDING ON ANY MATTER ARISING IN CONNECTION WITH OR IN ANY WAY RELATED TO THE FINANCING TRANSACTIONS OF WHICH THIS NOTE IS A PART AND/OR THE ENFORCEMENT OF ANY OF THE HOLDER'S RIGHTS AND REMEDIES, INCLUDING, WITHOUT LIMITATION, TORT CLAIMS.

     MAKER AND EACH AND ALL  GUARANTORS OF THIS NOTE  ACKNOWLEDGE  THAT THE LOAN
EVIDENCED BY THE NOTE IS A COMMERCIAL TRANSACTION AND WAIVE THEIR RIGHTS TO NOTICE AND HEARING UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES, OR AS OTHERWISE ALLOWED BY ANY STATE OR FEDERAL LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH HOLDER MAY DESIRE TO USE, AND further, waive diligence, demand, presentment for payment, notice of nonpayment, protest and notice of protest, and notice of any renewals or extensions of this Note, and all guarantors agree that the time for payment of this Note may be extended at Holder's sole discretion, without impairing their liability thereon, and further consent to the release of all or any part of the security for the payment hereof, at the discretion of Holder, or the release of any party liable for this obligation without affecting the liability of the other parties hereto. THE MAKER ACKNOWLEDGES THAT IT MAKES THIS WAIVER KNOWINGLY, VOLUNTARILY AND ONLY AFTER EXTENSIVE CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER WITH ITS ATTORNEYS.

     This Note shall be governed by the laws of the State of Connecticut.


                                    MARINE MANAGEMENT SYSTEMS, INC.


                                BY:__________________________
                                   EUGENE D. STORY
                                   Its President
                                   Duly Authorized

                                    EXHIBIT C

1.    File No. 816237
      ZENITH DATA SYSTEMS CORPORATION
      Hilltop Road
      St. Joseph, MI 49085

      All inventory of goods and merchandise bearing tradename/trademark "Zenith Data Systems".

2.    File No. 888632
      BONBARDIER CAPITAL INC.
      Seven Burlington Square
      P. O. Box 5309
      Burlington, VT 05402-5309

      All inventory financed or floor-planned by Secured Party.

3.    File No. 898092/909531
      JPW CREDIT CORP.
      2975 Westchester Avenue
      Purchase, NY 10577
      Assigned to: PITNEY BOWES CREDIT CORPORATION
      201 Merrit Seven
      Norwalk, CT 06856-5151

      Leased equipment.

4.    File No. 0998437
      ACTIVE CAPITAL CORP.
      1 Huntington Quad.
      Suite 4, South 5
      Melville, NY 11747


                            Specific Listed Equipment

5.    File No. 0988821
      LEASCO
      152 Madison Avenue
      New York, NY 10016
      Assigned to: FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION
      20 North 9th Street
      Richmond, IN 47375

      Specifically listed equipment.

                                    EXHIBIT D


AS TO BRIAR OAK DRIVE, WESTON, CONNECTICUT

     A first  Mortgage  from  Robert D. Ohmes and  Evelyn J. Ohmes to  Fairfield
County Savings Bank in the original principal amount of $100,000.00 dated October 1, 1976 and recorded in Book 104 at Page 594 in the Weston Land Records.

     A second Mortgage from Robert D. Ohmes and Evelyn J. Ohmes to PBT Mortgage Corporation in the original principal amount of $155,000.00 dated September 28, 1990 and recorded October 5, 1990 in Book 184 at Page 637 of the Weston Land Records. Said mortgage was subordinated to the lien of the Connecticut National Bank mortgage recorded in Book 156 at Page 509 by Subordination Agreement dated September 25, 1990 and recorded in Book 184 at Page 635 of the Weston Land Records.



AS TO BRUSH ISLAND ROAD, DARIEN, CONNECTICUT

     A first Mortgage from Mary G. Story to People's Savings Bank-Bridgeport (now People's Bank) in the original amount of $75,000.00 dated July 1, 1974 and recorded in Book 345 at Page 73 in the Darien Land Records.

     A second Mortgage from Mary G. Story and Eugene D. Story to Merrill Lynch Equity Management, Inc. in the original principal amount of $250,000.00 dated January 21, 1985 and recorded in Book 507 at Page 38 in the Darien Land Records.